BLUE CALYPSO AND MYLIKES ANNOUNCE LICENSE AGREEMENT

DALLAS, TX – (BUSINESS WIRE) – 7/25/13 – Blue Calypso, Inc. (OTCBB:BCYP - News) announced today that it has reached a settlement in its patent infringement dispute with MyLikes. The companies have entered into a settlement and a licensing agreement which end all outstanding litigation between the two companies. Under the Agreements, MyLikes has agreed to pay Blue Calypso the equivalent of a 3.5% royalty for the use of Blue Calypso patents.

“We are pleased to have reached an agreement that provides MyLikes access to our patent portfolio,” says Bill Ogle, CEO. “This settlement demonstrates the strength of Blue Calypso’s intellectual property and enables us to focus on future product innovations.”

About Blue Calypso, Inc.

Blue Calypso is an innovator in digital word-of-mouth marketing and advertising.  With Blue Calypso’s patented platform, brands can harness the power of friend-to-friend referrals by empowering their advocates to share brand content with their unique social graph and reward sharing and engagement. Through robust, real-time analytics, brands can maximize their gain against social media initiatives, acquire high-value customers and increase sales.

Forward Looking Statements

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates," "will," or "plans" to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports filed with the Securities and Exchange Commission.

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CONTACT INFORMATION

Investor Relations:

LHA

Cathy Mattison and Kirsten Chapman

415-433-3777

blue@lhai.com